Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the Appropriate Box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter

and

Name of Person Filing Proxy Statement)

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[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

__________________________________

2)	Aggregate number of securities to which transaction applies:

__________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4)	Proposed maximum aggregate value of transaction:

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5)	Total fee paid:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing with which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed: __________________________________________________

PEAPACK-GLADSTONE FINANCIAL CORPORATION

158 Route 206 North
Gladstone, New Jersey 07934

_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 23, 2002

_________________

     To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation will be held at Peapack-Gladstone’s Loan and Administration Building, 158 Route 206 North, Gladstone, New Jersey, on Tuesday, April 23, 2002, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters:

     1. Election of fourteen directors to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and qualified.

     2. The approval of the Peapack-Gladstone Financial Corporation 2002 Long-Term Stock Incentive Plan, which generally provides the Board of Directors the authority to grant stock options, stock appreciation rights and restricted stock for a maximum of 100,000 shares of common stock to selected officers and key employees of the Company and any subsidiary of the Company.

     3. The approval of the Peapack-Gladstone Financial Corporation 2002 Stock Option Plan for Outside Directors, which generally provides the Board of Directors the authority to grant stock options for up to a maximum of 40,000 shares of common stock to non-employee directors of the Company.

     4. Such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 18, 2002, are entitled to receive notice of, and to vote at, the meeting.

     You are urged to read carefully the attached proxy statement relating to the meeting.

     Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to do so, we urge you to date and sign the enclosed proxy form and return it in the enclosed envelope as promptly as possible. You may revoke your proxy by filing a later-dated proxy or a written revocation of the proxy with the Secretary of Peapack-Gladstone prior to the meeting. If you attend the meeting, you may revoke your proxy by filing a later-dated proxy or written revocation of the proxy with the Secretary of the meeting prior to the voting of such proxy.

By Order of the Board of Directors CATHERINE A. McCATHARN, Corporate Secretary

Gladstone, New Jersey
March 25, 2002

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE
ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

158 Route 206 North
Gladstone, New Jersey 07934

_________________

PROXY STATEMENT

Dated March 25, 2002

_________________

GENERAL PROXY STATEMENT INFORMATION

     This proxy statement is furnished to the shareholders of Peapack-Gladstone Financial Corporation in connection with the solicitation by the Board of Directors of Peapack-Gladstone of proxies for use at the Annual Meeting of Shareholders to be held at Peapack-Gladstone’s Loan and Administration Building, 158 Route 206 North, Gladstone, New Jersey on Tuesday, April 23, 2002 at 2:00 p.m. local time. This proxy statement is first being mailed to shareholders on approximately March 25, 2002.

VOTING INFORMATION

Outstanding Securities and Voting Rights

     The record date for determining shareholders entitled to notice of, and to vote at, the meeting is March 18, 2002. Only shareholders of record as of the record date will be entitled to notice of, and to vote at, the meeting.

     On the record date, 3,329,062 shares of Peapack-Gladstone’s common stock, no par value, were outstanding and eligible to be voted at the meeting. Each share of Peapack-Gladstone’s common stock is entitled to one vote.

Required Vote

     The election of directors requires the affirmative vote of a plurality of Peapack-Gladstone’s common stock voted at the meeting, whether voted in person or by proxy. The approval of the 2002 Long-Term Stock Incentive Plan and 2002 Stock Option Plan for Outside Directors requires the affirmative vote of Peapack-Gladstone’s common stock voted at the meeting, whether voted in person or by proxy. At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable New Jersey law and Peapack-Gladstone’s certificate of incorporation and by-laws, abstentions and broker non-votes are counted for purpose of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholders meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote.

     All shares represented by valid proxies received pursuant to this solicitation will be voted FOR the election of the fourteen nominees for director who are named in this proxy statement, FOR approval of the 2002 Long-Term Stock Incentive Plan and FOR approval of the 2002 Stock Option Plan for Outside Directors, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised. Should any other matter properly come before the meeting, the persons named as proxies will vote upon such matters according to their discretion.

Revocability of Proxy

     Any shareholder giving a proxy has the right to attend and to vote at the meeting in person. A proxy may be revoked prior to the meeting by filing a later-dated proxy or a written revocation if it is sent to the Secretary of Peapack-Gladstone, Catherine A. McCatharn, at 158 Route 206 North, Gladstone, New Jersey, 07934, and is received by Peapack-Gladstone in advance of the meeting. A proxy may be revoked at the meeting by filing a later-dated proxy or a written revocation with the Secretary of the meeting prior to the voting of such proxy.

Solicitation of Proxies

     This proxy solicitation is being made by the Board of Peapack-Gladstone and the costs of the solicitation will be borne by Peapack-Gladstone. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by directors, officers and employees of Peapack-Gladstone and its subsidiaries who will not be specially compensated for such solicitation activities. Peapack-Gladstone will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and Peapack-Gladstone may reimburse them for their reasonable expenses incurred in forwarding the materials.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Information

     Peapack-Gladstone’s certificate of incorporation and by-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by resolution of Peapack-Gladstone’s Board of Directors. The Board has fixed the number of directors at 14 and the Board is presently comprised of 14 members. On December 13, 2001, the Executive/Nominating Committee of the Board nominated Robert M. Rogers and Craig C. Spengeman to the Board. Messrs. Rogers and Spengeman were approved by the full board effective January 1, 2002. Directors are elected annually by the shareholders for one-year terms. Peapack-Gladstone’s Nominating Committee has nominated the fourteen current directors for reelection to serve for one-year terms expiring in 2003 and until their successors shall have been duly elected and qualified.

     Shareholders will elect 14 directors at the meeting. Unless a shareholder indicates otherwise on the proxy, the proxy will be voted for the persons named in the table below to serve until the expiration of their terms, and thereafter until their successors have been duly elected and qualified.

     The following table sets forth the names and ages of the Board’s nominees for election, the nominees’ position with Peapack-Gladstone (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Peapack-Gladstone. The nominee’s prior service as a director includes prior service as a director of Peapack-Gladstone Bank prior to the formation of the holding company.

NOMINEES FOR ELECTION AS DIRECTORS

Name and Position with the Company	Age	Director Since	Principal Occupation or Employment for Past Five Years

Anthony J. Consi, II	57	2000	Senior Vice President of Finance and Operations, Weichert Realtors; previously Chairman of Chatham Savings, FSB.
Pamela Hill	64	1991	President of Ferris Corp., a real estate management company; previously Vice President of Ferris Corp.
T. Leonard Hill	90	1944	Chairman Emeritus of the Board of Peapack-Gladstone and the Bank; previously Chairman of Peapack-Gladstone and the Bank; previously Chairman of Ferris Corp., a real estate management company.
Frank A. Kissel, Chairman and CEO	51	1989	Chairman and CEO of Peapack-Gladstone and the Bank; previously President Chairman and CEO and CEO of Peapack-Gladstone and the Bank.
John D. Kissel	49	1987	Real Estate Broker, Turpin Real Estate, Inc.
James R. Lamb	59	1993	Principal of James R. Lamb, P.C., Attorney at Law.
George R. Layton	74	1966	Director of Layton Funeral Home.
Edward A. Merton	58	1981	President of Merton Excavating and Paving Co.
F. Duffield Meyercord	55	1991	Managing Director and Partner of Carl Marks Consulting Group, LLC.; Managing Director, Meyercord Advisors, Inc.; Director of Programmer’s Paradise, Inc.
John R. Mulcahy	63	1981	Retired; previously President of Mulcahy Realty and Construction.
Robert M. Rogers, President and COO	43	2002
			President and COO of Peapack-Gladstone and the Bank; previously President and COO and Executive Vice President and COO of Peapack-Gladstone and the Bank; previously Senior Vice President and COO of Peapack-Gladstone and Bank.
Philip W. Smith III	46	1995	President, Phillary Management, Inc., a real estate management company; previously Commercial Real Estate Broker, C.B. Commercial Group, Inc.
Craig C. Spengeman,	46	2002
			President, PGB Trust and Investments; previously Executive Vice President and Senior Trust Officer of Peapack-Gladstone and the Bank; previously Senior Vice President and Senior Trust Officer of Peapack-Gladstone and the Bank.
Jack D. Stine	80	1976	Retired. Trustee, Proprietary House Association.

T. Leonard Hill is the father of Pamela Hill.
Frank A. Kissel and John D. Kissel are brothers.

Recommendation and Vote Required on Proposal 1

     Peapack-Gladstone’s Board of Directors unanimously recommends a vote “FOR” management’s nominees for director. Peapack-Gladstone’s directors will be elected by a plurality of the votes cast at Peapack-Gladstone’s meeting, whether in person or by proxy.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of Peapack-Gladstone held five (5) meetings during 2001. All the directors of Peapack-Gladstone also serve as directors of the Bank, which held twelve (12) meetings during 2001.

     Peapack-Gladstone maintains a standing Executive/Nominating Committee, Audit Committee, Capital Committee, Trust Committee and Compensation Committee. These Committees are described below:

     Executive/Nominating Committee.  The principal function of the Executive Committee is to exercise the authority of Peapack-Gladstone’s Board in the management and affairs of Peapack-Gladstone, as required, between meetings of the Board. The Executive Committee also serves as Peapack-Gladstone’s Nominating Committee and as such makes recommendations with respect to nominees for election to Peapack-Gladstone’s Board and nominees to fill vacancies in Board membership between meetings. Shareholders may make recommendations to the Committee, which has no established criteria. The members are Messrs. Frank A. Kissel, Hill, Lamb, Layton, Mulcahy and Stine. There were twelve (12) meetings of the Executive Committee in 2001.

     Audit Committee.  The Audit Committee (which also serves as the audit committee for the Bank) supervises internal audits of Peapack-Gladstone and the Bank, reviews reports of internal and external auditors engaged by Peapack-Gladstone and the Bank, makes recommendations for changes in relevant systems and policies, and recommends the appointment of outside auditors. The Audit Department of the Bank reports directly to the Audit Committee. The members are Messrs. Lamb, Mulcahy, Smith and Stine. There were six (6) meetings of the Audit Committee in 2001.

     Capital Committee.  The principal function of the Capital Committee is to review current practices and trends in investor relations, research new methods and techniques concerning capital issues and make recommendations to the full board that will enhance future value for shareholders. The members are Messrs. Birmingham, Consi, Hill, Frank A. Kissel, John D. Kissel, Lamb, Meyercord, Mulcahy, Smith and Spengeman. There was one (1) meeting of the Capital Committee in 2001.

     Compensation Committee.  The Compensation Committee is responsible for overseeing the executive compensation practices at Peapack-Gladstone and the Bank and reviewing and evaluating the compensation of other officers and employees of Peapack-Gladstone and the Bank. The members are Messrs. Consi, Frank A. Kissel, Hill, Meyercord, Merton and Stine. Messrs. Kissel and Hill have no input regarding their own compensation which is determined by the remaining committee members. There were four (4) meetings of the Compensation Committee to establish compensation levels for 2001.

     Trust Committee.  The principal functions of the Trust Committee of the Peapack-Gladstone Bank include reviewing and approving general policies pertaining to the exercise of fiduciary powers by the Bank and overseeing the exercise of the Bank's fiduciary powers and policies. The members are Ms. Pamela Hill, Messrs. Hill, Frank A. Kissel, John D. Kissel, Lamb, Mulcahy, Smith and Spengeman. There were twelve (12) meetings of the Trust Committee in 2001.

     During 2001, all directors of Peapack-Gladstone attended no fewer than 75% of the total number of meetings of Peapack-Gladstone’s Board and meetings of committees on which such director served.

     Messrs. T. Leonard Hill and Frank A. Kissel, as Chairman, are ex-officio with full voting powers on all committees.

DIRECTOR’S COMPENSATION

     Peapack-Gladstone pays its directors an $8,000 annual retainer, and $500 for each regular Bank Board meeting they attend and $300 for each Bank committee meeting they attend. Frank A. Kissel, Robert M. Rogers and Craig C. Spengeman, as full-time employees, were not compensated for services rendered as directors.

     The 1995 Stock Option Plan for Outside Directors provides for the award of non-qualified stock options to each non-employee director. The 1995 Plan provides that grants are made based upon recommendations from the Compensation Committee to the Board and a vote from the full Board. Each director was awarded 1,604 options with an exercise price of $37.95 under the 1995 Plan in 2001.

     In April 1998, the shareholders of Peapack-Gladstone approved a non-qualified stock option plan for non-employee directors of Peapack-Gladstone. The 1998 Plan provides that all grants are made based upon recommendations from the Compensation Committee to the Board and a vote from the full Board. No stock options were awarded to directors under the 1998 Plan in 2001.

     Under each of the outside director Plans, the exercise price for the option shares may not be less than the fair market value of the common stock on the date of grant of the option. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant. The stock options vest during a period of up to five years after the date of grant. All options granted under these plans are exercisable in cumulative installments of 20% for each year after the date of grant such that 100% of such options will be exercisable after five years.

     Effective March 31, 2001, Peapack-Gladstone established a retirement plan for eligible non-employee directors of Peapack-Gladstone and/or its subsidiaries. The plan provides 5 years of annual benefits to directors with 10 or more years of service, which commence after a director has retired from the Board. The annual benefit is equal to 25 percent of the director’s final compensation, except that the percentage will increase by 5 percent for each year of service in excess of 10, but in all cases is limited to a maximum of 50 percent of final compensation. No director was credited with more than 10 years of service when the plan became effective, regardless of how long the person had served as director as of the effective date. If a director with 10 years of service ceases to be a director as a result of death or disability, or a director with 5 years of service ceases to be a director following a change in control, the director will be credited with a total of 15 years of service for plan purposes. In the event that the director dies prior to receipt of all benefits, the payments continue to the director’s beneficiary or estate.

     Effective March 31, 2001, Peapack-Gladstone established a nonqualified deferred compensation plan for non-employee directors covering retainer fees and the aggregate of all fees for service and attendance at Board and committee meetings. Participation is optional. Interest is paid on the deferred fees equal to that which would have been credited if such deferred fees were invested in the Peapack-Gladstone Money Market Account which yields 2.00% as of March 18, 2002. The provisions of the deferred compensation plan are designed to comply with certain rulings of the Internal Revenue Service under which the deferred amounts are not taxed until received. Under the deferred compensation plan, the directors who elect to defer their fees receive the fees either (i) in a lump sum on the first day of the calendar quarter following termination of service as director, or on the first day of a calendar quarter that is at least 5 years following the date of the original deferral election, or (ii) in substantially equal annual installments over a period of between 2 to 10 years, commencing in January of the calendar year following the calendar year during which the director ceases serving as director. In the event the director dies, within a reasonable period of time following his or her death, the amount credited to the director’s deferred compensation account shall be paid in a lump sum to the director’s beneficiary or estate.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

     The following table sets forth as of February 28, 2002 certain information as to beneficial ownership of each person known to Peapack-Gladstone to own beneficially more than 5% of the outstanding common stock of Peapack-Gladstone. The beneficial owner in the table below has sole voting and investment power as to all his shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

James M. Weichert	331,172	9.95%

Stock Ownership of Directors and Executive Officers

     The following table sets forth as of February 28, 2002 the number of shares of Peapack-Gladstone’s common stock that were beneficially owned by each of the directors/nominees, the executive officers of Peapack-Gladstone for whom individual information is required to be set forth in this proxy statement (the “Named Executive Officers”) pursuant to the regulations of the Securities and Exchange Commission (the “SEC”), and by all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (2)

Arthur F. Birmingham	8,344 (3)	*
Garrett P. Bromley	8,091 (4)	*
Anthony J. Consi, II	23,029 (5)	*
Pamela Hill	30,935 (6)	*
T. Leonard Hill	69,061 (7)	2.00%
Frank A. Kissel	39,521 (8)	1.14%
John D. Kissel	23,348 (9)	*
James R. Lamb	13,449 (10)	*
George R. Layton	40,444 (11)	1.17%
Edward A. Merton	13,392 (11)	*
F. Duffield Meyercord	11,314 (11)	*
John R. Mulcahy	14,698 (12)	*
Robert M. Rogers	10,547 (13)	*
Philip W. Smith, III	15,757 (14)	*
Craig C. Spengeman	11,519 (15)	*
Jack D. Stine	14,982 (16)	*
All directors and executive officers as a group (16 persons)	348,431	10.07%

NOTES:

*	Less than one percent

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record or beneficially by the named person.

(2)	The number of shares of common stock used in calculating the percentage of the class owned includes shares of common stock outstanding as of February 28, 2002, and 126,873 shares purchasable pursuant to options exercisable within 60 days of February 28, 2002.

(3)	This total includes 723 shares allocated to Mr. Birmingham under Peapack-Gladstone’s Profit Sharing Plan, 72 shares owned by Mr. Birmingham’s child, and 5,054 shares purchasable pursuant to options exercisable within 60 days.

(4)	This total includes 619 shares allocated to Mr. Bromley under Peapack-Gladstone’s Profit Sharing Plan and 7,388 shares purchasable pursuant to options exercisable within 60 days.

(5)	This total includes 1,084 shares purchasable pursuant to options exercisable within 60 days.

(6)	This total includes 9,551 shares purchasable pursuant to options exercisable within 60 days.

(7)	This total includes 47,354 shares owned by the Hill Family Trusts and 4,951 shares purchasable pursuant to options exercisable within 60 days.

(8)	This total includes 1,384 shares owned by Mr. Frank A. Kissel’s wife, 2,308 shares owned by Mr. Kissel’s children, 2,708 shares allocated to Mr. Kissel under Peapack-Gladstone’s Profit Sharing Plan and 16,589 shares purchasable pursuant to options exercisable within 60 days.

(9)	This total includes 665 shares owned by Mr. John D. Kissel’s wife, 2,297 shares owned by Mr. Kissel’s children and 9,551 shares purchasable pursuant to options exercisable within 60 days.

(10)	This total includes 1,336 shares owned by Mr. Lamb’s wife, 1,494 shares owned by Mr. Lamb’s children and 6,773 shares purchasable pursuant to options exercisable within 60 days.

(11)	This total includes 9,551 shares purchasable pursuant to options exercisable within 60 days.

(12)	This total includes 400 shares owned by Mr. Mulcahy’s wife and 5,298 shares purchasable pursuant to options exercisable within 60 days.

(13)	This total includes 1,428 shares allocated to Mr. Rogers under Peapack-Gladstone’s Profit Sharing Plan and 8,319 shares purchasable pursuant to options exercisable within 60 days.

(14)	This total includes 3,001 shares owned by Mr. Smith’s wife, 516 shares owned by Mr. Smith’s children and 8,214 shares purchasable pursuant to options exercisable within 60 days.

(15)	This total includes 330 shares owned by Mr. Spengeman’s wife, 1,625 shares allocated to Mr. Spengeman under Peapack-Gladstone’s Profit Sharing Plan and 9,234 shares purchasable pursuant to options exercisable within 60 days.

(16)	This total includes 8,214 shares purchasable pursuant to options exercisable within 60 days.

EXECUTIVE COMPENSATION

General

     Executive compensation is described below in the tabular format mandated by the SEC. All share amounts have been re-stated to give effect to stock dividends.

Summary Compensation Table

     The following table summarizes all compensation earned in the past three years for services performed in all capacities for Peapack-Gladstone and its subsidiaries with respect to the named executive officers.

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Under- Lying Options/ SARs(#)	All Other Compensation($)(1)
Frank A. Kissel,	2001	249,765	110,000	--	2,200	10,087
Chairman of the	2000	239,615	98,000	--	--	11,376
Board and CEO of	1999	229,616	46,000	--	10,501	15,056
Peapack-Gladstone
and the Bank
Craig C. Spengeman,	2001	151,381	35,000	--	2,750	8,973
President of PGB	2000	131,838	26,400	--	525	9,085
Trust and Investments	1999	119,766	18,000	--	2,100	7,963
Robert M. Rogers,	2001	124,765	25,000	--	2,750	7,394
President and COO of	2000	115,065	23,000	--	--	8,077
Peapack-Gladstone	1999	104,500	15,750	--	2,100	6,988
and the Bank
Arthur F. Birmingham	2001	109,615	35,000	--	1,650	6,504
Executive Vice	2000	99,915	20,000	--	--	6,683
President and CFO of	1999	89,769	13,500	--	2,100	6,038
Peapack-Gladstone
and the Bank
Garrett P. Bromley,	2001	109,958	22,000	--	1,650	6,515
Senior Vice President	2000	105,182	21,000	--	--	7,493
of the Bank	1999	99,769	15,000	--	2,100	6,683

__________________________________________

NOTES:

(1)	Consists of contributions made to Peapack-Gladstone’s Savings and Profit Sharing Plan.

Stock Option Grants in 2001

     The following table shows all stock option grants during 2001 to the named executive officers and the potential values of options granted during 2001. Peapack-Gladstone did not use SARs as compensation in 2001.

Stock Option Grants/SARs in Last Fiscal Year

	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARs Granted(#)(2)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Base Price ($/Sh)(2)	Expiration Date	5%($)	10%($)
Frank A. Kissel	2,200	5.3	40.80	1/11/2011	44,880	89,760
Craig C. Spengeman	1,650	4.0	40.80	1/11/2011	33,660	67,320
	1,100	2.6	32.95	5/10/2011	18,123	36,245
Robert M. Rogers	1,650	4.0	40.80	1/11/2011	33,660	67,320
	1,100	2.6	32.95	5/10/2011	18,123	36,245
Arthur F. Birmingham	1,650	2.6	40.80	1/11/2011	33,660	67,320
Garrett P. Bromley	1,650	2.6	40.80	1/11/2011	33,660	67,320

Notes

(1)	The dollar amounts under these columns are the results of calculations at the 5% and the 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of Peapack-Gladstone’s common stock price. Based upon 3,327,848 common shares outstanding as of December 31, 2001, all shareholders as a group would receive future appreciation of $61,398,795 with 5% growth, and $122,797,591 with 10% growth, over a 10-year period.

(2)	The number of shares subject to the options, and the exercise price per share, have been adjusted to reflect a subsequent stock dividend.

(3)	These stock options become exercisable at the rate of 20% per year beginning with the first anniversary from the date of grants. The stock options accelerate in the event of a change in control, as defined in the 1998 Stock Option Plan.

Aggregated Option Exercises in 2001 and Year-End Option Value

     The following table shows options exercised, if any, during 2001, and the value of unexercised options held at year-end 2001, by the named executive officers. Peapack-Gladstone did not use SARs as compensation in 2001.

AGGREGATED OPTION/SAR EXERCISES IN THE
LAST FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)	Value of Unexercised the-Money Options/SARs At Fiscal Year-End($)
Name	Shares Acquired On Exercise(#)	Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Frank A. Kissel	1,600	37,280	14,585/13,806	200,017/12,492
Craig C. Spengeman	--	--	8,419/5,433	125,371/12,212
Robert M. Rogers	800	19,668	7,504/4,970	106,249/10,499
Arthur F. Birmingham	1,258	21,323	5,442/3,870	50,626/6,242
Garrett P. Bromley	--	--	6,063/4,380	53,975/13,504

Savings and Profit Sharing Plans

     Peapack-Gladstone has established a qualified defined contribution plan under Section 401(k) (the “401(k) Plan”) of the Internal Revenue Code of 1986, as amended (the “Code”), covering substantially all salaried employees over the age of twenty-one with at least twelve months’service and whose participation is not prohibited by the 401(k) Plan. Under the savings portion of the 401(k) Plan, employees may contribute up to fifteen percent of their pay to their elective account via payroll withholding. Peapack-Gladstone adds a matching contribution equal to fifty percent up to a maximum of $250 of the employee contribution. In addition, the Board may elect to make a discretionary contribution to the profit sharing part of the 401(k) Plan. The profit sharing portion is non-contributory and funds are invested in Peapack-Gladstone’s common stock.

Pension Plan

     Peapack-Gladstone sponsors a non-contributory defined benefit pension plan that covers substantially all of Peapack-Gladstone’s salaried employees. The benefits are based on an employee’s compensation, age at retirement and years of service. It is the policy of Peapack-Gladstone to fund not less than the minimum funding amount required by the Employee Retirement Income Security Act.

     The following table sets forth the estimated annual benefits that an eligible employee would receive under Peapack-Gladstone’s qualified defined benefit pension plan, assuming retirement age at 65 in 2001 and a straight life annuity benefit, for the remuneration levels (subject to an annual compensation limit of $170,000) and years of service shown.

	Years of Credited Service
Remuneration	10	15	20	25	30
$ 50,000	$11,956	$17,859	$23,651	$ 29,443	$ 31,245
100,000	26,368	39,675	53,167	66,659	69,934
150,000	40,781	61,492	82,684	103,876	108,623
170,000	44,240	67,220	91,492	118,762	124,098

     Messrs. Kissel, Spengeman, Rogers, Birmingham and Bromley have approximately 13, 17, 15, 5 and 4 years of credited service, respectively, under the pension plan as of January 1, 2001, and at age 65, would have 27, 36, 37, 20 and 12 years of credited service, respectively.

Change-in-Control Arrangements

     Peapack-Gladstone and the Bank entered into Change-in-Control Agreements with Frank A. Kissel, Craig C. Spengeman, Robert M. Rogers and Arthur F. Birmingham as of January 1, 1998 and with Garrett P. Bromley as of April 3, 1998, each of which provide for termination benefits in the event of a change in control of Peapack-Gladstone (as defined in the agreements). Pursuant to the agreements, under certain circumstances, Peapack-Gladstone and the Bank would be required to pay aggregate amounts equal to three times the highest salary and bonuses paid per year during any calendar year during the three years prior to the change in control plus continue certain health benefits. The agreements have cut-back provisions so that the payments would be reduced to avoid exceeding amounts set forth in Section 280G of the Internal Revenue Code. That provision limits payments generally to three times the last five-year average W-2 compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that Peapack-Gladstone’s executive officers, directors and persons who own more than ten percent of a registered class of Peapack-Gladstone’s common stock, file reports of ownership and changes in ownership with the SEC. Based upon copies of reports furnished by insiders, all Section 16(a) reporting requirements applicable to insiders during 2001 were satisfied on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors established a Compensation Committee which has been charged with overseeing executive compensation practices at Peapack-Gladstone. Members of the Compensation Committee are Anthony J. Consi, II, F. Duffield Meyercord, Edward A. Merton, Jack D. Stine, T. Leonard Hill and Frank A. Kissel. Decisions on compensation of executive officers have been made by the full Board of Directors based upon the recommendations of the Compensation Committee. T. Leonard Hill, Chairman Emeritus, and Frank A. Kissel, Chairman & Chief Executive Officer, have no input regarding their own compensation which is determined by the remaining Directors.

     During 2001, Peapack-Gladstone Bank paid for legal services to the law firm of James R. Lamb, P.C., whose Principal is James R. Lamb, a director and shareholder of Peapack-Gladstone. In addition, during 2001 the Bank paid Merton Excavating Company for contracting work, whose Principal is Edward A. Merton, a director and shareholder of Peapack-Gladstone.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to the matters discussed above under the caption “Compensation Committee Interlocks and Insider Participation,”directors and officers and their associates were customers of and had transactions with the Bank subsidiary during the year ended December 31, 2001, and it is expected that such persons will continue to have such transactions in the future. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of Peapack-Gladstone, did not involve more than normal risks of collectibility or present other unfavorable features.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report was prepared by the Compensation Committee of Peapack-Gladstone regarding executive compensation policy and its relation to Peapack-Gladstone’s performance.

Compensation Review Process

     The Compensation Committee of the Board of Directors is responsible for establishing and overseeing policies governing annual and long-term compensation programs for the officers named in the compensation tables shown above and other executive officers of Peapack-Gladstone.

     In establishing compensation for executive officers, the Committee considers many factors including, but not limited to, Corporation performance, individual performance and peer group compensation practices. In considering Corporation performance, the Compensation Committee reviews the actual performance of Peapack-Gladstone in light of its annual budget, which includes expense items, deposit levels, loan growth, fee income and trust department management. Annual performance reviews of each officer together with salary studies prepared by the New Jersey Community Bankers Association and KPMG LLP are some of the sources of compensation information which are utilized in determining executive compensation. Base salaries approximate the average base salaries paid by similar financial institutions for similar positions.

     During 2001, Mr. Frank A. Kissel served as President and Chief Executive Officer of the Bank and President and Chief Executive Officer of Peapack-Gladstone. Mr. Kissel’s base salary for 2001 was set by the Board based on his performance in executing his responsibilities in those positions in 2000 and the performance anticipated from him in 2001 and future years. The Board also considered the objectives set by the Committee for 2001, the overall performance of Peapack-Gladstone and Mr. Kissel’s ability to develop and motivate employees to meet Peapack-Gladstone’s short and long-term objectives. Mr. Kissel’s 2001 bonus was based on the completion of specified corporate projects for 2001 within a specified time and budget, the achievement of specified minimum financial ratios and the achievement of specified goals with respect to the Bank’s financial performance and growth. As part of the total compensation program in 2001, Mr. Kissel was awarded a stock option for 2,200 shares at $40.80 per share under the plan, the market value on the date of grant. Mr. Kissel’s opportunity to receive value from the option award is contingent upon the increase in value of Peapack-Gladstone’s stock price over the vesting period of the award.

     With respect to 2001 compensation for executive officers, the Compensation Committee based its recommendations, and the full Board based its actions, on the duties and responsibilities of the officer in question, the performance of Peapack-Gladstone and of the particular officer in 2000, and the performance anticipated from the officer in 2001 and future years. Bonuses for each executive officer were set based on goals set for the executive officer and for Peapack-Gladstone as a whole. The Chief Executive Officer set goals for each executive officer.

     During 2001, other named executive officers received qualified incentive stock option grants totaling 8,800 shares. All of these shares were granted at the market value on the date of grant. Recommendations for the awards are made to the full Board by the Compensation Committee. T. Leonard Hill and Frank A. Kissel have no input regarding their own compensation, which is determined by the remaining directors.

     Based upon current levels of compensation, Peapack-Gladstone is not affected by the provisions of Section 162(m) of the Interval Revenue Code which limits the deductibility of compensation above $1 million for each of the five highest paid officers of the Company. Certain forms of compensation are exempt from this deductibility limit, primarily performance based compensation which has been approved by shareholders. Compensation under the prior stock option plan and the 2002 Stock Incentive Plan (but not restricted stock awards) is expected to be exempt.

     Detailed information relating to the named executive officers is shown in the compensation tables above.

ANTHONY J. CONSI, II
T. LEONARD HILL
FRANK A. KISSEL
EDWARD A. MERTON
F. DUFFIELD MEYERCORD, CHAIRMAN
JACK D. STINE

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 1997 in: (a) Peapack-Gladstone’s common stock: (b) the Standard and Poor’s (“S&P”) 500 Stock Index; and (c) the Keefe, Bruyette &Woods KBW 50 Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.

[GRAPH OMITTED]

Symbol	Index Description	1/1/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
diamond	Peapack-Gladstone Financial Corporation	$ 100.00	$ 144.62	$ 221.31	$ 201.72	$ 221.45	$ 228.28
square	S&P 500 Stock Index	$ 100.00	$ 163.98	$ 210.85	$ 255.21	$ 231.98	$ 204.40
triangle	KBW 50 Index	$ 100.00	$ 206.80	$ 223.91	$ 216.14	$ 259.50	$ 248.81

THE AUDIT COMMITTEE

     Peapack-Gladstone has a standing Audit Committee. Each member of the Audit Committee is independent, as that term is defined in the listing standards of the American Stock Exchange relating to audit committees.

Report of the Audit Committee

To the Board of Directors of Peapack-Gladstone Financial Corporation:

     We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2001.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

THE AUDIT COMMITTEE

JAMES R. LAMB
JOHN R. MULCAHY
PHILIP W. SMITH, III
JACK D. STINE, CHAIRMAN

March 7, 2002

PROPOSAL 2 - APPROVAL OF THE PEAPACK-GLADSTONE FINANCIAL CORPORATION
2002 LONG-TERM STOCK INCENTIVE PLAN

APPROVAL OF THE 2002 STOCK INCENTIVE PLAN

     The Board of Directors has approved for submission to the Company’s shareholders the Peapack-Gladstone Financial Corporation 2002 Long-Term Stock Incentive Plan (the “2002 Stock Incentive Plan”). The full text of the 2002 Stock Incentive Plan is attached to this Proxy Statement as Exhibit A and the following description of the 2002 Stock Incentive Plan is qualified in its entirety by reference to Exhibit A. The purposes of the 2002 Stock Incentive Plan are to provide additional incentive to officers and key employees of the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their responsibilities, to attract and retain competent and dedicated individuals, and to align the interests of those officers and employees more closely with the interests of the Company’s shareholders. Due to the structure of the 2002 Stock Incentive Plan, the Company is expected to exempt from the deductibility limits of Section 162(m) of the Internal Revenue Code compensation earned from grants of stock options (but not restricted stock) under the Plan. Section 162(m) limits the deductibility of compensation paid in excess of $1 million per year for the 5 highest paid executives.

TYPES OF OPTIONS AND AWARDS

     The 2002 Stock Incentive Plan provides that the Committee may grant eligible employees incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. All options and awards to be granted under the 2002 Stock Incentive Plan are options for or awards relating to shares of the Company’s common stock. “Incentive stock options” to be granted under the 2002 Stock Incentive Plan are intended to constitute “ incentive stock options” within the meaning of Section 422 of the Code. “Non-qualified stock options” are those options, which when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the Code.

SHARES SUBJECT TO THE 2002 STOCK INCENTIVE PLAN

     In approving the 2002 Stock Incentive Plan, the Board of Directors provided for the issuance under the 2002 Stock Incentive Plan of 100,000 shares of which not more than an aggregate of 25,000 shares may be issued or transferred pursuant to options and/or awards to any one eligible employee. Subject to the foregoing aggregate limitations, the maximum number of shares that may be issued or transferred pursuant to options or awards for incentive stock options, non-qualified stock options and stock appreciation rights will be 100,000 and the maximum number of shares that may be issued or transferred pursuant to awards of restricted stock will be 10,000.

     The 2002 Stock Incentive Plan provides that the Committee will conclusively determine the appropriate adjustments, if any, to the number of shares available and purchase price for stock options and awards in the case of a change in capitalization (as defined in the 2002 Stock Incentive Plan). Any such adjustment to shares subject to outstanding incentive stock options will be made in a manner as not to constitute a modification as defined by Section 425(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 425 of the Code.

TERMINATION AND AMENDMENT

     The 2002 Stock Incentive Plan will terminate on the day preceding the tenth anniversary of its effective date. However, the Board of Directors has the right to terminate the 2002 Stock Incentive Plan at any time.

     The Board also has the right to amend the 2002 Stock Incentive Plan. However, without the approval of the Company’s shareholders no amendment may be made to the 2002 Stock Incentive Plan if the amendment would, except as provided under the 2002 Stock Incentive Plan for a changes in capitalization, (a) increase the maximum number of shares as to which options or awards may be granted under the 2002 Stock Incentive Plan, or (b) change the class of persons eligible to participate.

     The following amendments do not require shareholder approval unless required by law or regulation to preserve the intended benefits of the 2002 Stock Incentive Plan to the Company or the participants: (a) change the minimum purchase price of shares pursuant to options or awards as provided in the 2002 Stock Incentive Plan, (b) extend the maximum period for granting options under the 2002 Stock Incentive Plan, or (c) otherwise materially increase the benefits accruing to eligible employees under the 2002 Stock Incentive Plan.

     The rights under any option or award granted before any amendment to the 2002 Stock Incentive Plan may not be adversely affected by such amendment, except with the consent of the optionee or grantee, as the case may be.

ADMINISTRATION

     The 2002 Stock Incentive Plan will be administered by a committee designated by the Board (the “Committee”). Each member of the Committee will be a non-employee director (as defined in Rule 16b-3 of the Exchange Act) and an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum and a majority of a quorum may authorize any action. Failure to be so qualified will invalidate any option or award or any action or inaction under the 2002 Stock Incentive Plan.

     The Committee will have the power to identify each officer or key employee qualified to receive an option or award (an “optionee”or “grantee,”respectively) and determine the number of shares subject to each option or award, the date of grant and the terms and conditions governing the option or award. The Committee will also be charged with the responsibility of interpreting the 2002 Stock Incentive Plan and making all administrative determinations.

ELIGIBILITY

     All officers and other key employees of the Company or its subsidiaries designated by the Committee will be eligible to receive options or awards under the 2002 Stock Incentive Plan (“eligible employees”), but no person may receive any options or awards unless he is an employee of the Company or a subsidiary at the time the option or award is granted.

TERMS AND CONDITIONS OF STOCK OPTIONS

Term

     All options to be granted under the 2002 Stock Incentive Plan will be for such term as the Committee determines, providedthat (i) all incentive stock options will not be exercisable after the expiration of ten years from the date granted, and (ii) all non-qualified stock options will not be exercisable after the expiration of ten years and one day from the date granted. The Committee may, subsequent to the granting of any option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. The 2002 Stock Incentive Plan provides that any options which are intended to be incentive stock options and are granted to an optionee who owns more than 10% of corporation’s common stock (a “ten-percent shareholder”) must have terms of five years or less.

Purchase Price

     The 2002 Stock Incentive Plan provides that the purchase price shall be set forth in the grant agreement between the eligible employee and the Company. The purchase price per share under each incentive stock option must not be less than 100% of the fair market value of a share at the time the option is granted (110% in the case of an incentive stock option granted to a ten-percent shareholder) and the purchase price per share under each non-qualified stock option must not be less than 80% of the fair market value of a share at the time the option is granted. The 2002 Stock Incentive Plan defines “fair market value”on any date generally, as the last sale price reported on the American Stock Exchange. On March 5, 2002, the last reported sale price of Peapack-Gladstone common stock was $40.00.

     The 2002 Stock Incentive Plan provides that the purchase price for shares purchased pursuant to the exercise of any option is payable in full at the time of exercise. The purchase price may be paid in cash, by check, or at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring shares to the Company.

Exercise Period

     The 2002 Stock Incentive Plan provides that if an optionee’s employment terminates by reason of death or disability, the right of the optionee, his or her estate, beneficiary or representative to exercise the options will terminate three years following such termination of employment. If the termination of employment is due to the optionee’s “retirement”(as defined in the 2002 Stock Incentive Plan), such options will be exercisable for a period of 90 days, in the case of incentive stock options, and three years, in the case of non-qualified stock options, following such termination of employment. If an optionee’s employment terminates by reason of dismissal for “Cause”(as defined in the 2002 Stock Incentive Plan) the right of the optionee to exercise any outstanding, vested options will terminate on the date of such termination of employment. If an optionee’s employment terminates without cause, the option will be exercisable for a period of 90 days following termination of employment, except that if an optionee’s employment is terminated without cause and within 12 months of a change in control, non-qualified options will be exercisable for three years following the termination of employment.

     Notwithstanding the foregoing, the Committee may provide, either at the time the option is granted or thereafter, that the option may be exercised after the periods provided above, but in no event beyond the term of the option.

     Upon death or termination of employment due to disability or retirement (each as defined in the 2002 Stock Incentive Plan), all options become immediately and fully exercisable and the optionee or his or her estate, beneficiary or representative may, upon the approval of the Committee, surrender all or a portion of options held in exchange for a cash payment equal to the difference between the fair market value of the shares on the date of termination of employment and the exercise price per share of the option.

Change In Control Provisions

     In the event of a change in control (as defined in the 2002 Stock Incentive Plan), all options outstanding on the date of such a change of control shall become immediately and fully exercisable.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

Term

     All stock appreciation rights available for issuance under the 2002 Stock Incentive Plan will be for such term as the Committee determines. If granted in connection with an option, such stock appreciation right will cover the same shares covered by the option (or such lesser number of shares as the Committee may determine) and, except as provided below, be subject to the same term as the related option.

Exercise

     The 2002 Stock Incentive Plan provides that a stock appreciation right granted in connection with an option is exercisable only at such time or times and to the extent that the related option is exercisable. If such stock appreciation right is connected to an incentive stock option it will be exercisable only if the fair market value of a share on the date of exercise exceeds the purchase price of the related incentive stock option. The 2002 Stock Incentive Plan provides that a stock appreciation right unrelated to an option will contain such terms and conditions as to exercisability, vesting and duration as the Committee will determine, but in no event shall they have a term of greater than ten years. Upon the death, disability, or retirement of a grantee, all stock appreciation rights become immediately exercisable. Upon the retirement of a grantee, the stock appreciation rights held by that grantee will be exercisable for a period of 90 days following such termination of employment. Other exercise terms generally parallel those applicable to options.

Payment

     The 2002 Stock Incentive Plan provides that upon exercise of a stock appreciation right related to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the per share purchase price under the related option, by (B) the number of shares as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted. The 2002 Stock Incentive Plan provides that upon exercise of a stock appreciation right unrelated to an option the grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such stock appreciation right over the per share fair market value of a share on the date of the grant of the stock appreciation right, by (B) the number of shares as to which such stock appreciation right is being exercised. The Committee has discretion to make such payments either solely in shares of the Company’s common stock in a number determined at their fair market value on the date of exercise of the stock appreciation right or in cash or in a combination of cash and shares.

Restrictions

     The 2002 Stock Incentive Plan provides that no stock appreciation right may be exercised before the date six months after the date it is granted, except in the event of death or disability of the grantee before the expiration of the six-month period.

Change In Control

     In the event of a change in control, subject to the restrictions immediately above, all stock appreciation rights shall become immediately and fully exercisable.

TERMS AND CONDITIONS OF RESTRICTED STOCK

Terms And Conditions

     The 2002 Stock Incentive Plan provides that upon granting a restricted stock award an agreement between the grantee and the Company will set forth the restrictions, terms, and conditions of the award. Such agreement may require that an appropriate legend be placed on share certificates. Upon the grant of the restricted stock, the shares will be issued in the name of the grantee as soon as reasonably practicable after the purchase price, if any, is paid, and such shares will be deposited with the escrow agent pending termination of the restrictions which apply thereto. The 2002 Stock Incentive Plan provides that upon delivery of such shares to the escrow agent, the grantee will have all rights of a shareholder with respect to the shares, including the right to vote and the right to receive all dividends paid or made with respect to the shares, unless the Committee, in its discretion, determines that such payment of dividends should be deferred.

     In the event of any stock dividend or stock split on restricted stock, new shares issued to the eligible employee will remain subject to the same restrictions.

     At the time of an award of shares of restricted stock, the Committee may, in its discretion, determine that the payment to the grantee of dividends, or a specified portion thereof, declared or paid on shares of restricted stock by the company will be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such shares, in which case such dividends shall be paid over to the grantee, or (ii) the forfeiture of such shares in which case such dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the grantee until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Company for the account of the grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, will be made or forfeited upon the earlier to occur of the events specified in (i) and (ii).

Restrictions

     The 2002 Stock Incentive Plan provides that the restrictions upon the shares of restricted stock will lapse at the time or times and on the terms, conditions and satisfaction of performance criteria as the Committee determines as may be set forth in the agreement. Such restrictions will only lapse if the grantee on the date of the lapse is then and has continuously been an employee of the Company or a subsidiary from the date the award was granted. In the event of a change in control, all restrictions upon any shares of restricted stock lapse immediately and all such shares become fully vested in the grantee. In the event of termination of employment as a result of death, disability or retirement of a grantee, all restrictions upon shares of restricted stock awarded to such grantee will immediately lapse. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon shares of restricted stock awarded. When the restrictions lapse, the Company will deliver to the grantee a certificate for the number of shares of common stock without any legend or restrictions (except those required by federal or state securities laws) equivalent to the number of shares of restricted stock for which the restrictions have terminated.

FEDERAL TAX CONSEQUENCES UNDER THE 2002 STOCK INCENTIVE PLAN

     The following is a summary of the federal income tax consequences of transactions under the 2002 Stock Incentive Plan, based on federal income tax laws in effect on January 1, 2002. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

     Pursuant to the 2002 Stock Incentive Plan, eligible employees may be granted the following benefits: incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock awards.

     Incentive Stock Options.  No income is realized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are transferred to an optionee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant of the option or within one year after the transfer of such shares to such optionee, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

     If common stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the optionee will realize compensation (i.e., ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) the Company will be entitled to deduct the amount of compensation income, which was taxed to the optionee for federal income tax purposes, if it complies with applicable reporting requirements (the “reporting requirements”) and if the amount represents an ordinary and necessary business expense of the Company (the “ordinary and necessary test”). Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

     If an incentive stock option is exercised more than three months following the termination of employment, the exercise of the option will generally be taxed in the same manner as the exercise of a nonqualified stock option, except if the termination is due to the death or disability of the employee where the options are exercised for up to a year after termination of employment by death or disability, the options will retain the favorable tax treatment for incentive options.

     Options are eligible for favorable tax treatment as incentive options only to the extent that not more than $100,000 in fair market value at the time of grant (generally measured by the exercise price) first becomes exercisable in any one calendar year. For purposes of this rule, option grants are aggregated and a series of option grants over several years may in the aggregate result in more than $100,000 of options that first became exercisable in any one calendar year. Moreover, options that accelerate in the event of a change-in-control may also cause more than $100,000 of options to become exercisable in the year of acceleration. If more than $100,000 of options first becomes exercisable in any one year, the excess options are non-qualified options regardless of the characterization in the grant agreement.

     Nonqualified Stock Options.  Except as noted below, in the case of nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) the Company is entitled to a Federal income tax deduction equal to the amount of income taxed to the optionee, subject to the Company’s satisfaction of the reporting requirements and the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient’s holding period of the shares.

     Stock Appreciation Rights.  No income will be realized by a grantee in connection with the grant of a stock appreciation right. When the right is exercised, the grantee generally will be required to include in gross income as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of common stock received on the exercise. At the same time, the Company will be entitled to a deduction for federal income tax purposes equal to the amount included in the grantee’s gross income by reason of the exercise, subject to satisfaction of the reporting requirements and the ordinary and necessary test.

     Upon disposition of common stock acquired upon the exercise of a stock appreciation right, appreciation (or depreciation) occurring after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on the recipient’s holding period of the shares.

     Restricted Stock Awards.  A recipient of restricted stock generally will not be subject to tax at the time the restricted stock is received, but it will be subject to tax at ordinary income rates on the excess of: 1) the fair market value of the restricted stock when the restricted stock is first either transferable or not subject to a substantial risk of forfeiture, over 2) the amount (if any) paid for the stock by the recipient. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will recognize taxable ordinary income in the year of receipt of the shares equal to the excess of the fair market value of such shares of restricted stock at the time of such transfer (determined without regard to the restrictions) over the purchase price (if any) of such restricted stock. Upon the subsequent sale or exchange of such stock, the recipient will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the amount paid for the stock, plus the amount included in gross income upon the transfer.

     If the restricted shares subject to a Section 83(b) election are forfeited before they are vested, the recipient may be entitled to a capital loss for Federal income tax purposes equal to the purchase price (if any) of the forfeited shares, but the recipient will not be entitled to a loss with respect to any income recognized as a result of the Section 83(b) election.

     With respect to the sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis of such shares will generally be based on the fair market value of such shares on such date. However, if the recipient timely elects to be taxed as of the date of the transfer of shares, the holding period commences on such date and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the restrictions). The recipient’s employer generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, subject to the reporting requirements and the ordinary and necessary test.

     Dividends on Restricted Stock.  Dividends on restricted stock transferred to a participant in the 2002 Stock Incentive Plan which are paid prior to the time such stock becomes vested or transferable by the recipient will generally be treated as compensation which is taxable as ordinary income to the participant and will be deductible by the Company, subject to satisfaction of the reporting requirements and the ordinary and necessary test. However, if the recipient of restricted stock makes a timely Section 83(b) election with respect to the stock, dividends paid on such stock will be treated as dividend income which is taxable as ordinary income to the recipient, but will not be deductible by the Company.

     Stock Swaps.  The 2002 Stock Incentive Plan provides that, with the Company’s permission, an optionee may transfer previously owned shares to the Company to satisfy the purchase price under an option (a “stock swap”). Generally, if an optionee utilizes previously owned shares to purchase shares upon the exercise of an incentive stock option, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the stock swap, the incremental number of shares received in the stock swap will have a basis of zero and a holding period beginning on the date of the exercise of the incentive stock option. If, however, shares acquired through the exercise of an incentive stock option are used in a stock swap prior to the end of the statutory holding period applicable to the old shares, the stock swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income. See “Incentive Stock Options,” above.

     If a stock swap is used to exercise a nonqualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and he will carry over into the new shares the basis and holding period of the old shares. However, if more shares are acquired than surrendered, the incremental shares received in the stock swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the stock swap. The Optionee’s basis in those additional shares will be their fair market value taken into account in quantifying the Optionee’s compensation income and the holding period for such shares will begin on the date of the stock swap.

Ordinary Income Tax Consequences

     Capital Gains.  Under current law, a taxpayer’s net capital gain (i.e., the amount by which the taxpayer’s net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 20% if the shares have been held for more than 12 months and 18% if the shares are held for more than 5 years. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

     Ordinary Income Tax.  Ordinary income earned by reason of non-qualified stock options and restricted stock is subject to tax at rates as high as 38.6% and also subject to FICA (Social Security and Medicare).

2002 STOCK INCENTIVE PLAN BENEFITS

     There were approximately 74 officers and 128 other employees of the Company and its Subsidiaries as of December 31, 2001. Because the Committee has full discretion to determine who is a key employee, there is no way to predict how many employees may ultimately receive awards or options under the 2002 Stock Incentive Plan or determine in advance the benefits or amounts that will be received in the future by or allocated to specific officers or employees, or groups thereof under the 2002 Stock Incentive Plan. No officers or other employees have received awards or will receive awards before the date of the shareholder meeting.

Recommendation and Vote Required on Proposal 2

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2. Approval of the proposed 2002 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on Proposal 2, by proxy or in person, by the holders of Common Stock.

PROPOSAL 3 - APPROVAL OF THE 2002 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     The Board has approved for submission to the Company’s shareholders the Company’s 2002 Stock Option Plan for Outside Directors (the “2002 Director Plan”). The full text of the 2002 Director Plan is attached to this proxy statement as Exhibit Band the following description of the plan is qualified in its entirety by reference to Exhibit B. The purposes of the 2002 Director Plan is to promote the growth and profitability of the Company by providing outside directors of the Company with an incentive to achieve long-term objectives of the Company and to attract and retain non-employee directors of outstanding competence by providing such outside directors with an opportunity to acquire an equity interest in the Company.

TYPES OF OPTIONS

     All options granted under the 2002 Director Plan will be options for shares of the Company’s common stock. The options will be non-qualified options.

ELIGIBILITY

     An option under the 2002 Director Plan will be granted only to directors of the Company who were not, at any previous time, an employee of the Company eligible to receive options to purchase common stock under any other plan of the Company (an “outside director”).

TERMS AND CONDITIONS OF STOCK OPTIONS

Grant of Options and Exercise

     The 2002 Director Plan provides that each outside director will receive grants of options based upon recommendations of the Compensation Committee of the Board. The options granted under the 2002 Director Plan will be exercisable in five annual installments of 20% beginning one year after the date of grant.

Exercise Price

     The 2002 Director Plan provides that options are to be granted at an exercise price equal to the fair market value (on the date of grant) of the stock purchasable thereunder. The 2002 Director Plan defines “fair market value” as the average of the high and low prices of known trades of the Company’s common stock on the relevant date as reported on the American Stock Exchange, or if the common stock was not traded on such date, on the next preceding day on which the common stock was traded. On March 5, 2002, the last reported sale price of Peapack-Gladstone common stock was $40.00.

     The 2002 Director Plan provides that the purchase price for shares acquired pursuant to the exercise of any option is payable in full at the time of exercise. The exercise price may be paid, in whole or in part, through the surrender of shares of common stock of the Company at the fair market value of such shares on the date of surrender.

Exercise Period

     The 2002 Director Plan provides that if an outside director’s service is terminated for any reason other than disability, change-in-control, removal for cause or death, the outside director’s options shall be exercisable only as to those shares which were immediately purchasable by the participant at the date of termination. In the event of a removal for cause, all rights under the outside director’s options shall expire upon the date of termination of employment. In the event of death or disability (as such term is defined in the 2002 Director Plan), all options granted under the 2002 Director Plan, whether or not exercisable at such time, shall become immediately exercisable by the outside director, or the outside director’s legal representatives or beneficiaries. Upon termination of the participant’s service due to or within 12 months of a change-in-control (as such term is defined in 2002 Director Plan), all options granted under the 2002 Director Plan, whether or not exercisable at such time, shall become immediately exercisable by the outside director.

Termination of Option

     The 2002 Director Plan provides that each option shall expire upon the earlier of (i) 120 months following the date of grant, or (ii) three years following the date on which the outside director ceases to serve in such capacity for any reason other than removal for cause. In the event of the death of an outside director, the outside director’s beneficiaries may exercise the option at any time within the three year period following the outside director’s death the option is not exercisable more than 120 months after the date of grant. If the outside director is removed for cause, all options awarded to him shall expire upon such removal.

SHARES SUBJECT TO THE 2002 DIRECTOR PLAN

     The 2002 Director Plan will authorize the Company to issue up to 40,000 shares of common stock pursuant to options. The 2002 Director Plan provides that the number and price of shares available for stock options and the number of shares covered by outstanding stock options shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Company’s capital stock. Comparable changes will be made to the per share exercise price of each outstanding option.

TERMINATION AND AMENDMENT

     The 2002 Director Plan will terminate upon the earlier of ten years after the date of approval by the Company’s board of directors or the issuance of, or exercise of options equivalent to, 40,000 shares of common stock.

     The Board may amend or modify the 2002 Director Plan from time to time without shareholder approval, except, that the 2002 Director Plan cannot be amended more than once every six months and the rights and obligations under any option granted prior to such amendment or modification shall not be altered without the written consent of such optionee.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2002 DIRECTOR PLAN

     The following is a summary of the Federal income tax consequences of transactions under the 2002 Director Plan, based on Federal income tax laws in effect on January 1, 2002. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

     Benefits which may be granted pursuant to the 2002 Director Plan are nonqualified stock options.

     Nonqualified Stock Options.  Except as noted below, in the case of nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) the Company is entitled to a federal income tax deduction equal to the amount of income taxed to the optionee, subject to the Company’s satisfaction of the reporting requirements and the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient’s holding period of the shares.

     Stock Swaps.  The 2002 Director Plan provides that, with the Company’s permission, an optionee may transfer previously owned shares to the Company to satisfy the purchase price under an option (a “stock swap”). Generally, the use of old shares to pay the purchase price of an equal number of new shares will be tax-free to the optionee, and he will carry over into the new shares the basis and holding period of the old shares. However, if more shares are acquired than surrendered, the incremental shares received in the stock swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the stock swap. The participant’s basis in those additional shares will be their fair market value taken into account in quantifying the participant’s compensation income and the holding period for such shares will begin on the date of the stock swap.

Ordinary Income Tax Consequences

     Capital Gains.  Under current law, a taxpayer’s net capital gain (i.e., the amount by which the taxpayer’s net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 20% if the shares have been held for more than 12 months and 18% if the shares have been held for more than 5 years. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

     Ordinary Income Tax.  Ordinary income on directors options are subject to federal tax at rates as high as 38.6% (but not FICA taxes).

     Because the Committee has full discretion to determine awards granted under the 2002 Director Plan, there is no way to determine in advance the benefits or amounts that will be received in the future by or allocated to the non-employee directors of the Company. No non-employee directors have received awards or will receive awards before the date of the Shareholder meeting.

Recommendation and Vote Required for Approval of Proposal 3

     The affirmative vote of a majority of the Company’s common stock voted at the Meeting is required to approve the 2002 Director Plan. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”PROPOSAL3.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of independent accountants of the Company recommended by the Audit Committee and selected by the Board of Directors for the current fiscal year is KPMG LLP. The Board of Directors expects that representatives of KPMG LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.

     The fees billed for services rendered for Peapack-Gladstone by KPMG LLP for the year 2001 were as follows:

Audit Fees	$100,900
Financial Information Systems Design and Implementation Fees	-0-
Other Fees:
Audit of Retirement and 401(k) Plans	13,300
Other-Tax Services (Preparation and Consulting)	103,150
Total Other Fees	116,450
Total	$217,350

     The Audit Committee has considered whether the provision of the services covered under the captions “Financial Information Systems Design and Implementation Fees”and “All Other Fees”above is compatible with maintaining KPMG LLP’s independence.

SHAREHOLDER PROPOSALS

     New Jersey corporate law requires that the notice of shareholders’meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, any substantive proposals, including shareholder proposals, must be referred to in Peapack-Gladstone’s notice of shareholders’meeting for such proposal to be properly considered at a meeting of Peapack-Gladstone.

     Proposals of shareholders which are eligible under the rules of the SEC to be included in Peapack-Gladstone’s year 2003 proxy material must be received by the Secretary of Peapack-Gladstone no later than November 25, 2002.

     If Peapack-Gladstone changes its 2003 Annual Meeting date to a date more than 30 days from the date of its 2002 Annual Meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Peapack-Gladstone begins to print and mail its proxy materials. If Peapack-Gladstone changes the date of its 2002 Annual Meeting in a manner that alters the deadline, Peapack-Gladstone will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or notify its shareholders by another reasonable means.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated in this proxy statement. Should any other matter properly come before the meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     Whether you intend to be present at the meeting or not, you are urged to return your signed proxy promptly.

By Order of the Board of Directors FRANK A. KISSEL, Chairman

Gladstone, New Jersey
March 25, 2002

     Peapack-Gladstone’s Annual Report for the year-ended December 31, 2001 is being mailed to the shareholders with this proxy statement. However, such Annual Report is not incorporated into this proxy statement and is not deemed to be a part of the proxy soliciting material.

EXHIBIT A

PEAPACK-GLADSTONE FINANCIAL CORPORATION

2002 LONG-TERM STOCK INCENTIVE PLAN
(Adopted by Directors January 10, 2002)
(Adopted by Shareholders April __, 2002)

1.	Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights.

2.	Definitions. For purposes of this Plan:

(a)	“Agreement”means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

(b)	"Award" means a grant of Restricted Stock or Stock Appreciation Rights, or either or both of them.

(c)	"Bank" means Peapack-Gladstone Bank, a Subsidiary.

(d)	"Board" means the Board of Directors of the Company.

(e)	“Cause”means termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

(f)	“Change in Capitalization”means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(g)	“Change in Control”means an event of a nature that: (1) any “person”(as the term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not now presently but becomes the “beneficial owner”(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (2) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (2), considered as though he were a member of the Incumbent Board; or (3) filing is made for regulatory approval to implement a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the resulting entity or such plan, merger, consolidation, sale or similar transaction occurs; or (4) a proxy statement soliciting proxies from shareholders of the Company shall be distributed by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company; or (5) a tender offer is made for 25% or more of the voting securities of the Company.

(h)	"Code" means the Internal Revenue Code of 1986, as amended.

(i)	“Committee”means a committee consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified.

(j)	"Company" means Peapack-Gladstone Financial Corporation, a New Jersey corporation.

(k)	“Disability”means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the individual’s lifetime.

(l)	“Eligible Employee”means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

(m)	"Escrow Agent" means the escrow agent under the Escrow Agreement, designated by the Committee.

(n)	“Escrow Agreement”means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such shares expire and the shares are delivered to the Grantee or (b) the Company reacquires the shares pursuant hereto and the shares are delivered to the Company.

(o)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value”means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported.

(q)	"Grantee" means a person to whom an Award has been granted under the Plan.

(r)	"Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

(s)	"Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

(t)	"Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

(u)	"Optionee" means a person to whom an Option has been granted under the Plan.

(v)	“Parent”means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

(w)	“Plan”means the Peapack-Gladstone Financial Corporation 2002 Long-Term Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

(x)	“Restricted Stock”means Shares issued or transferred to an Eligible Employee which are subject to restrictions as provided in Section 8 hereof.

(y)	"Retirement" means retirement at the normal or early retirement date as set forth in the Peapack-Gladstone Bank Retirement Plan.

(z)	“Shares”means the common stock, no par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

(aa)	“Stock Appreciation Right”means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

(bb)	“Subsidiary”means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(cc)	“Successor Corporation”means a corporation, or a parent or subsidiary thereof, which issues or assumes a stock option in a transaction to which Section 425(a) of the Code applies.

(dd)	“Ten-Percent Shareholder”means an eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

3.	Administration.

(a)	The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(1)	to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

(2)	to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock and/or Stock Appreciation Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares or rights, the purchase price per share, if any, of Restricted Stock and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

(3)	to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

(4)	to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

(5)	generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4.	Stock Subject to Plan.

(a)	The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is 100,000, of which not more than 25,000 Shares may be issued or transferred pursuant to Options and/or Awards to any one Eligible Employee. Subject to the foregoing aggregate limitations, the maximum number of Shares (i) that may be issued or transferred pursuant to Options or Awards for Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights shall be 100,000 and (ii) that may be issued or transferred pursuant to Awards of Restricted Stock shall be 10,000. In each case, upon a Change in Capitalization after the adoption of this Plan by the Board on January 11, 2002, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization.

(b)	Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the shares of Common Stock allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

(c)	Whenever any Shares subject to an Award or Option are resold to the Company, or are forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Options and Awards hereunder.

5.	Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards, but no person shall receive any Options or Awards unless he is an employee of the Company or a Subsidiary at the time the Option or Award is granted.

6.	Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

(a)	Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 80% of the Fair Market Value of a Share at the time the Option is granted.

(b)	Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

(c)	Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(d)	Stock Options; Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Upon the death, Disability or Retirement of an Optionee, all Options shall become immediately exercisable. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e)	Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(f)	Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(g)	Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

(1)	If the Optionee’s termination of employment is due to his death or Disability, the Options shall become fully vested and shall be exercisable for a period of three years following such termination of employment, and shall thereafter terminate;

(2)	If the Optionee’s termination of employment is by the Company or a Subsidiary for Cause or is by the Optionee (other than due to the Optionee’s Retirement), the Option shall terminate on the date of the termination of employment;

(3)	If the termination of employment is due to the Optionee’s Retirement, the Option shall become fully vested and shall be exercisable for 90 days (three years for an Option designated initially as a Nonqualified Stock Option); and

(4)	If the Optionee’s termination of employment is for any other reason, the Option (to the extent exercisable at the time of the Optionee’s termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate, except that with respect to an Option initially designated as a Nonqualified Stock Option, if the Optionee’s termination of employment occurs within 12 months of a Change in Control, the Option shall be exercisable for three years following the termination of employment.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option. Notwithstanding anything to the contrary in this Section 6(g), no Option shall be exercisable beyond the term of the Option.

In the event of an Optionee’s termination of employment as a result of death, Disability or Retirement, the Optionee’s (or the Optionee’s legal representative or successor(s) in interest) may, in a form acceptable to the Committee make application to surrender all or part of Options held by such Optionee in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the shares on the date of termination of employment and the exercise price per share of the Option. Whether the Committee accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Optionee whatsoever to make such payments. In the event that the Committee accepts such application and the Company determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

(h)	Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

(i)	Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee’s consent, except as provided for in this Plan or the Agreement.

7.	Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

(a)	Time of Grant. A Stock Appreciation Right may be granted:

(i)	at any time if unrelated to an Option; or

(ii)	if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

(b)	Stock Appreciation Rights Related to an Option.

(1)	Payment. A Stock Appreciation Right granted in connection with an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(3).

(2)	Exercise. Subject to Section 7(f), a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(3)	Amount Payable. Except as otherwise provided in Section 7(g), upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(4)	Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Except as provided in Section 7(b)(v), (A) upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 6(h), the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised or surrendered.

(5)	Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in connection with a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that, subject to Section 7(f), upon exercise of such Option or the surrender of the Option pursuant to Section 6(h), the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised or surrendered. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(3) or 7(g) hereof, as the case may be (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired or cash received pursuant to the exercise or surrender of the Option. If a Stock Appreciation Right Agreement contains an automatic exercise provision described in this Section 7(b)(v) and the Option or any portion thereof to which it relates is exercised within six (6) months from the date the Stock Appreciation Right is granted, such automatic exercise provision shall not be effective with respect to that exercise of the Option. The inclusion in an Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.

(c)	Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon the death, Disability or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately exercisable. Upon the death or Disability of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate. Upon the Retirement of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate. Except as otherwise provided in Section 7(g), the amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(3), except that “Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right”shall be substituted for “purchase price under the related Option.”

(d)	Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

(e)	Form of Payment. Payment of the amount determined under Sections 7(b)(3) or 7(c), may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within the sixty-day period following a Change in Control, any amount payable shall be solely in cash. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 7(b)(3) or 7(c) to an officer of the Company or a Subsidiary who is subject to Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company’s quarterly or annual statements of earnings.

(f)	Restrictions. No Stock Appreciation Right may be exercised before the date six (6) months after the date it is granted, except in the event that the death or Disability of the Grantee occurs before the expiration of the six-month period.

(g)	Effect of Change in Control. In the event of a Change in Control, subject to Section 7(f), all Stock Appreciation Rights shall become immediately and fully exercisable.

8.	Restricted Stock. The Committee may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)	Rights of Grantee.

(1)	Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee; provided, that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.

(2)	If a Grantee receives rights or warrants with respect to any Shares which were awarded to him as Restricted Stock, such rights or warrants or any Shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided by this Plan.

(b)	Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

(c)	Lapse of Restrictions.

(1)	Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary from the date the Award was granted, or unless the Committee sets a later date for the lapse of such restrictions.

(2)	In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee thereof.

(3)	In the event of termination of employment as a result of death, Disability or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder, unless the Committee sets a later date for the lapse of such restrictions.

(d)	Treatment of Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

(e)	Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee’s legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired. A new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such shares, shall remain in effect.

9.	Loans.

(a)	The Company or any Subsidiary may make loans to a Grantee or Optionee in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Committee shall impose from time to time.

(b)	No loan made under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option or Award with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

(c)	No loan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termination of the Optionee’s or Grantee’s employment due to death, retirement or Disability, or (ii) the date of termination of the Optionee’s or Grantee’s employment for any reason other than death, retirement or Disability.

(d)	Loans under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount for which such Shares are transferred.

(e)	A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged shares no longer required as security may be released to the Optionee or Grantee.

(f)	Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

10.	Adjustment Upon Changes in Capitalization.

(a)	In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b)	Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 425(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 425 of the Code.

(c)	If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

11.	Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of the Plan and the Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the Successor Corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder.

12.	Release of Financial Information. A copy of the Company’s annual report to shareholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company’s shareholders. Upon request the Company shall furnish to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company’s prior fiscal year.

13.	Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 10 and 11 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

(a)	increase the number of Shares as to which Options or Awards may be granted under the Plan; or

(b)	change the class of persons eligible to participate in the Plan.

The following amendments shall not require Shareholder approval unless required by law or regulation to preserve the intended benefits of the Plan to the Company or the participants:

(a)	change the minimum purchase price of Shares pursuant to Options or Awards as provided herein;

(b)	extend the maximum period for granting or exercising Options provided herein; or

(c)	otherwise materially increase the benefits accruing to Eligible Employees under the Plan.

Except as provided in Sections 10 and 11 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

14.	Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.	Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b)	give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)	limit in any way the right of the Company to terminate the employment of any person at any time; or

(d)	be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

16.	Regulations and Other Approvals; Governing Law.

(a)	This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b)	The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c)	The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code (each as amended from time to time) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

(d)	Except as otherwise provided in Section 13, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(e)	Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

(f)	In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

17.	Miscellaneous.

(a)	Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b)	Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 425(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him or her pursuant to his or her exercise of the Incentive Stock Option within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

(c)	Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then his/her estate will be deemed to be the beneficiary.

18.	Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of such adoption. No Options or Awards shall vest hereunder unless such Shareholder approval is obtained.

EXHIBIT B

PEAPACK-GLADSTONE FINANCIAL CORPORATION
2002 Stock Option Plan for outside directors
(Adopted by Directors January 10, 2002)
(Adopted by Shareholders April __, 2002)

1.	Purpose

The purpose of the Peapack-Gladstone Corporation (the “Company”) 2002 Stock Option Plan for Outside Directors (the “Directors’ Option Plan” or the “Plan”) is to promote the growth and profitability of the Company by providing outside directors of the Company with an incentive to achieve long-term objectives of the Company and to attract and retain non-employee directors of outstanding competence by providing such outside directors with an opportunity to acquire an equity interest in the Company.

2.	Grant of Options

(a)	The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee shall consist solely of two or more Non-Employee Directors, as such term is defined in Rule 16b-3(b)(3) of the Exchange Act. The Committee may, from time to time, recommend the grant of options to the outside directors (for purposes of this Directors’ Option Plan, the term “outside director” shall mean a member of the Board of Directors of the Company not also serving as an employee of the Company) under this Plan in such numbers and upon such terms as it deems appropriate, but all grants must be approved by the Company’s Board of Directors.

(b)	Option Price. The purchase price per share of the Common Stock deliverable upon exercise of such option shall equal the Fair Market Value of the Common Stock on the date of the grant of this option as determined under paragraph (d) of this Section 2 and in no event below the par value of the Common Stock on the Date of Grant.

(c)	Ineligibility.An option under the Directors’Option Plan shall not be granted to any outside director who at any previous time was an employee of the Company and in such capacity was eligible to receive any options to purchase Common Stock.

(d)	Fair Market Value.For purposes of the Directors’Option Plan, when used in connection with Common Stock on a certain date, Fair Market Value means the average of the high and low prices of known trades of the Common Stock on the relevant date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon.

3.	Terms and Conditions

(a)	Option Agreement. Each option shall be evidenced by a written option agreement between the Company and the recipient specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

(b)	Vesting. Each option granted pursuant to Section 2(a) hereof shall become exercisable in five annual installments of twenty percent (20%). The first installment of options granted pursuant to Section 2(a) shall vest one year from the date of grant and the remaining four annual installments will vest on successive anniversary dates, but only if the optionee continues to serve as an outside director at such applicable vesting date, unless otherwise provided in this Plan.

(c)	Manner of Exercise. The option when exercisable may be exercised from time to time in whole or in part, by delivering a written notice of exercise to the President of the Company signed by the recipient. Such notice is irrevocable and must be accompanied by full payment of the exercise price (as determined in Section 2(b) hereof) in cash or shares of previously acquired common stockof the Company at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2(d) above.

(d)	Transferability.Each option granted hereby may be exercised only by the recipient to whom it is issued, or in the event of the outside director’s death, his or her legal representative or successor(s) in interest pursuant to the terms of section 3(e) hereof.

(e)	Termination of Service. Upon the termination of a recipient’s service for any reason other than disability, Change in Control, death or removal for cause, the participant’s stock options shall be exercisable only as to those shares which were immediately purchasable by the recipient at the date of termination. In the event of death or disability of any recipient, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable by the recipient or the recipient’s legal representatives or beneficiaries. Upon termination of the recipient’s service due to or within 12 months after a Change in Control, all stock options held by such recipient, whether or not exercisable at such time, shall become immediately exercisable. However, shares of Common Stock acquired through the exercise of options granted under Section 2 may not be sold or otherwise disposed of for a period of one year from the Date of Grant of the option. For purposes of this plan the following terms are defined:

(i)	“Change in Control” for purposes of this Plan shall mean an event of a nature that: (1) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not now presently but becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (2) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (2), considered as though he were a member of the Incumbent Board; or (3) filing is made for regulator approval to implement a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity or such plan, merger, consolidation, sale or similar transaction occurs; or (4) a proxy statement soliciting proxies from shareholders of the Company shall be distributed by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company; or (5) a tender offer is made for 25% or more of the voting securities of the Company.

(ii)	“Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of an outside director to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of said recipient’s lifetime.

(f)	Termination of Option. Each option shall expire upon the earlier of (i) one hundred and twenty (120) months following the date of grant, or (ii) three (3) years following the date on which the outside director ceases to serve in such capacity for any reason other than removal for cause. If the outside director dies before fully exercising any portion of an option then exercisable, such option may be exercised by such outside director’s beneficiary, personal representative(s), heir(s) or devisee(s) at any time within the three (3) year period following his or her death; provided, however, that in no event shall the option be exercisable more than one hundred and twenty (120) months after the date of its grant. If the outside director is removed for cause, all options awarded to him shall expire upon such removal.

4.	Common Stock Subject to the Directors’Option Plan

The shares which shall be issued and delivered upon exercise of options granted under the Directors’Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. The number of shares of Common Stock reserved for issuance under the Directors’ Option Plan shall not exceed 40,000 shares of the Common Stock of the Company, no par value per share, subject to adjustments pursuant to this Section 4. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under the Directors’ Option Plan.

In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of shares of Common Stock which may be issued under the Directors’ Option Plan, the number of shares of Common Stock to options granted under this Directors’ Option Plan, and the option price of such options, shall be automatically and proportionately adjusted to prevent dilution or enlargement of the rights granted to recipient under the Directors’ Option Plan.

5.	Effective Date of the Plan; Shareholder Ratification

This Plan was approved by the Board of Directors on January 10, 2002 and shall become effective on such date if it is approved by the Shareholders by a majority of the votes cast on such proposal at the 2002 Annual Meeting if a quorum is present.

6.	Termination of the Plan

The right to grant options under the Directors’Option Plan will terminate automatically upon the earlier of ten years after the Effective Date of the Plan or the issuance of 40,000 shares of Common Stock (the maximum number of shares of Common Stock reserved for under this Plan) subject to adjustment pursuant to Section 4 hereof.

7.	Amendment of the Plan

The Directors’ Option Plan may be amended from time to time by the Board of Directors of the Company provided that Sections 2 and 3 hereof shall not be amended more than once every six months other than to comport with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as provided in Section 4 hereof, rights and obligations under any option granted before an amendment shall not be altered or impaired by such amendment without the written consent of the optionee. If the Directors’ Option Plan is subject to 17 C.F.R. §240.16(b)-3 (“Rule 16(b)-3”) of the rules and regulations promulgated under the Securities Exchange Act of 1934 and an amendment would require shareholder approval under such Rule 16(b)-3 or as otherwise may be required under applicable New Jersey law, then subject to the discretion of the Board of Directors of the Company, such amendment shall be presented to shareholders for approval; provided, however, that the failure to obtain shareholder ratification shall not affect the validity of this Plan as so amended and the options granted thereunder.

8.	Applicable Law

The Plan will be administered in accordance with the laws of the State of New Jersey and applicable federal law.

9.	Compliance with Section 16

If this Plan is qualified under Rule 16b-3, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan fails to so comply, such provision shall be deemed null and void, to the extent permitted by law.